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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Lam Research Corporation of our report dated July 24, 1997, except for Note 2, which is dated as of August 5, 1997, relating to the consolidated financial statements of OnTrak Systems, Inc., which appears on page 7 of Lam Research Corporation's Current Report on Form 8-K/A dated August 5, 1997 as amended on October 3, 1997. We also consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Lam Research Corporation of our report dated July 24, 1997, except for Note 2, which is dated as of August 5, 1997, relating to the consolidated financial statements of OnTrak Systems, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

San Jose, California
October 27, 1997